EXHIBIT (4)(c)

FORM OF POLICY RIDER (RIC 1.5)

Home Office located at:
440 Mamaroneck Avenue, Harrison, New York 10528
Adm. Office located at:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499
A Stock Company (Hereafter called the Company, we, our or us)	(319) 355-8511

RETIREMENT INCOME CHOICE® 1.5 RIDER

This rider is issued as a part of the policy (contract) to which it is attached.

All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

Rider Data Specification

Policy Number:	12345
Rider Date:	03/01/201
Growth Rate Percentage:	5.00%

Initial Rider Fee Percentages:
Designated Allocation Model A:	1.40%
Designated Allocation Model B:	1.00%
Designated Allocation Model C:	0.45%

Annuitant:	John Doe

Annuitant’s Issue Age/Sex:	65 / Male

ARTICLE I

You may cancel this rider on or before midnight of the thirtieth calendar day after you received it and no rider fees will be assessed.

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the policy equal to the Withdrawal Percentage shown in Article III applied to the withdrawal base. The withdrawal base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender value or other guaranteed benefits.

If you elect this rider, 100% of your policy value must be invested in one of the designated allocation models, designated for use with this rider.

You can generally transfer between the designated allocation models as permitted under your policy; however, you cannot allocate policy value to a subaccount outside of the designated allocation models while this rider is in force. If the designated allocation model in which your policy value is allocated is no longer available, you will be required to reallocate 100% of your policy value from that allocation model to a different designated allocation model in order to keep the guarantees of this rider. Failure to reallocate to a different designated allocation model will result in termination of this rider, as described in Article IV. Also, if you wish to transfer any of your policy value to a subaccount option outside of the designated allocation models, you must terminate this rider prior to making the transfer.

The Company will automatically rebalance amounts among subaccounts within the designated allocation models to maintain the allocations of the policy value among the required subaccounts. Rebalancing will occur on a monthly basis. Failure to be enrolled in monthly asset rebalancing can result in termination of this rider. You will be given 30 days written notice and the opportunity to re-enroll in asset rebalancing before termination. The dollar cost averaging option is not available with this rider.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

Designated Allocation Models

Asset allocation models authorized for use with this rider and identified by us as designated allocation models.

Excess Withdrawal

The excess of a gross partial withdrawal over the rider withdrawal amount remaining prior to the withdrawal, if any.

RGMB 42 0511 (IS)(NY)	(1)	(Income-Single)

ARTICLE I CONTINUED

Gross Partial Withdrawal

The amount that will be deducted from your policy value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The fee charged for the benefits under this rider. The fee will be charged on each rider quarterversary by the Company.

Rider Monthiversary

The same calendar day of the month as the rider date, or the next business day if our Administrative Office or the New York Stock Exchange is closed. If a certain date does not exist in a given month, the first day of the following month will he used.

Rider Quarter

Each three-month period beginning on the rider date.

Rider Quarterversary

The same calendar day of each rider quarter as the rider date, or the next business day if our Administrative Office or the New York Stock Exchange is closed. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each rider year without causing an excess withdrawal under the terms of this rider and thus reducing the withdrawal base. This amount will change if the withdrawal base changes.

Rider Year

Each twelve-month period following the rider date.

Withdrawal Base

The amount used to calculate the rider withdrawal amount and the rider fee. This amount has no cash value and cannot be taken as a lump sum.

ARTICLE II

RIDER FEES

The rider fee is deducted on the rider quarterversary. The fee is calculated at issue and at the beginning of each rider quarter for the upcoming quarter. Fees will be deducted automatically from each subaccount on a pro rata basis on each rider quarterversary. The annual fee percentages for each designated allocation model are shown on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first rider year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider quarterversary.

The fee will be adjusted for new deposits, transfers among designated allocation models and excess withdrawals made during the rider quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3).

1)	Withdrawal Base;

2)	Designated allocation model rider fee percentage (based upon the designated allocation model chosen at the time of the quarterly fee calculation):

3)	Number of days remaining in the rider quarter divided by the number of days within the applicable rider year.

Please see the Appendix attached to this rider which illustrates how the rider fee is calculated.

RGMB 42 0511 (IS)(NY)	(2)	(Income-Single)

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can receive up to the rider withdrawal amount each rider year. regardless of the policy value, (first as withdrawals from your policy value and, if necessary, as payments from us) until the annuitant’s death.

The withdrawal percentage is determined by the attained age (age at last birthday) of the annuitant at the time of the first withdrawal of any amount from the policy value taken on or after the rider anniversary following the annuitant’s 59th birthday. Once the withdrawal percentage is established, it may only he changed by an automatic step-up. Upon automatic step-up, the withdrawal percentage will be reset based on the attained age at the time of the automatic step-up. The withdrawal percentages are shown in the table below.

Attained Age	Withdrawal Percentage

59 - 64	4.0%
65 - 74	5.0%
75 +	6.0%

If the annuitant is not yet 59 on the rider date, the withdrawal percentage will be zero until the rider anniversary following the annuitant’s 59th birthday. Withdrawals prior to age 59 1/2 may be subject to the 10% penalty tax.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Also, if the policy value equals zero, you will need to request payments by selecting the amount and frequency in accordance with the policy provisions to which this rider attaches, equal to the rider withdrawal amount. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

We guarantee that you may withdraw up to the rider withdrawal amount each year regardless of the policy value until the annuitants death.

Example

Assume you are the owner and annuitant and begin taking withdrawals at age 59 and your Withdrawal Base is $100,000. Assuming a withdrawal percentage of 4%, you could withdraw up to $4,000 each rider year for the rest of your life (assuming that you do not withdraw more than $4,000 in any one rider year).

Any amount you withdraw in excess of the rider withdrawal amount may impact the withdrawal base on a greater than dollar-for-dollar basis.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the policy value.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the annuitant being alive at the time of withdrawal and the amount of the benefit depends on the attained age of the annuitant. Proof of survival and the date of birth may be required by the Company.

If the annuitant’s age has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. However, if this rider would not have been issued had the age not been misstated, the rider is treated as if it never existed, and any fees charged for this rider would be returned. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the rider withdrawal amount to be overstated, any withdrawal in excess of the correct rider withdrawal amount will be considered an excess withdrawal and will impact the withdrawal base and rider withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the subaccounts was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

RGMB 42 0511 (IS)(NY)	(3)	(Income-Single)

ARTICLE III CONTINUED

RIDER WITHDRAWAL AMOUNT

The rider withdrawal amount will be equal to the greater of 1) and 2), where:

1)	is the withdrawal percentage multiplied by the withdrawal base;

2)

is an amount equal to the minimum required distribution amount, if any. Prior to the 1st rider anniversary, this amount is based on the policy value on the rider date. After this time, the minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)	the minimum required distributions are based on age of the living annuitant. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current rider year. Amounts carried over from past rider years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a rider withdrawal amount.

If you withdraw less than the rider withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

WITHDRAWAL BASE

The withdrawal base is used to calculate the rider withdrawal amount. On the rider date, the initial withdrawal base is equal to the policy value (less any premium enhancements if the rider is added in the first policy year). During any rider year, the withdrawal base is increased by subsequent premium payments (not including premium enhancements, if any), and is reduced for excess withdrawals.

On each rider anniversary, the withdrawal base will be set to the greatest of:

1)	The current withdrawal base;

2)	The policy value on the rider anniversary;

3)	The highest policy value on a rider monthiversary for the current rider year; or

4)	The current withdrawal base immediately prior to rider anniversary processing increased by the growth rate percentage.

Item 3) above will be zero if there have been any excess withdrawals in the current rider year. Item 4) above will be zero after the 10th rider anniversary or if there have been any withdrawals in the current rider year.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the rider anniversary if the withdrawal base is set equal to the policy value or the highest policy value on a rider monthiversary. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The rider fee may change and the withdrawal percentage may increase due to an automatic step-up. Beginning with the first rider anniversary, the rider fee percentage may be increased if there is an automatic step-up, but will not increase more than 0.75% from the initial rider fee percentages shown on page 1.

You have the right to reject an automatic step-up within 30 days following a rider anniversary, if the rider fee percentage increases. If you reject an automatic step-up, you must notify us a manner which is acceptable to us, however you are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the rider fee or withdrawal percentages will also be reversed.

RGMB 42 0511 (IS)(NY)	(4)	(Income-Single)

ARTICLE III CONTINUED

WITHDRAWAL BASE ADJUSTMENTS

Gross partial withdrawals, taken in a rider year, less than or equal to the rider withdrawal amount will not reduce the withdrawal base. Excess withdrawals will reduce the withdrawal base by the withdrawal base adjustment. The withdrawal base adjustment is the greater of 1) and 2), where:

1)	is the excess withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the excess withdrawal;

B)	is the withdrawal base prior to the excess withdrawal amount; and

C)	is the policy value after the rider withdrawal amount has been withdrawn, but prior to the withdrawal of the excess withdrawal amount.

ARTICLE IV

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the rider continues. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies, this rider will terminate.

In the case of non-spousal joint owners where an owner who is not the annuitant dies, the surviving owner (who is also the sole designated beneficiary) may elect to receive lifetime income payments under this rider instead of receiving any benefits applicable to the policy. The lifetime income payments must begin no later than 1 year after the owner’s death and will be equal to the rider withdrawal amount divided by the number of payments made per year. Once the payments begin, no additional premium payments will be accepted and no additional withdrawals will be allowed.

ANNUITIZATION

On the maximum annuity commencement date, as described in your policy, you will have the option to receive lifetime income payments that are no less than your rider withdrawal amount each year.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	the date of the annuitant’s death;

3)	the date you elect to receive annuity payments under your policy;

4)	the date you notify us in writing of your intention to terminate this rider (this date must be within 30 days after the fifth rider anniversary and every fifth rider anniversary thereafter) ; and

5)	the date any of your policy value is not invested in one of the designated allocation models.

Termination of the rider will result in the loss of all benefits provided by the rider.

Signed for us at our home office.

SECRETARY	PRESIDENT

RGMB 42 0511 (IS)(NY)	(5)	(Income-Single)

APPENDIX

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3) where:

1)	Withdrawal Base

2)	Designated allocation model rider fee percentage (based upon the designated allocation model chosen at the time of the quarterly fee calculation)

3)	Number of days in the rider quarter divided by the number of days within the applicable rider year

The fee adjustment for additional premium payments and excess withdrawals is calculated as follows:

Multiply (1) by (2) by (3) where:

1)	Withdrawal base change (i.e. withdrawal base after the transaction minus the withdrawal base before the transaction)

2)	Designated allocation model rider fee percentage (based upon the designated allocation model chosen at the time of the transaction)

3)	Number of days remaining in the rider quarter divided by the number of days within the applicable rider year

The fee adjustment for a change between Designated Allocation Models is calculated as follows:

Multiply (1) by (2) by (3) where:

1)	Withdrawal base

2)	Designated allocation model fee percentage after the change minus designated allocation model fee percentage prior to the change

3)	Number of days remaining in the rider quarter divided by the number of days within the applicable rider year

The following progressive examples assume an annualized rider fee percentage of 1.40%. The assumed rider year is not a leap year.

Example 1: Calculation at rider issue for first quarter rider fee assuming an initial withdrawal base of $100,000.

= 100,000 * 0.0140 * (91/365)

= 1,400 * (91/365)

= $349.04

Example 2: Calculation for first quarter fee assuming initial withdrawal base from Example 1 above, plus adjustment for additional premium payment of $10,000 made with 20 days remaining in the first rider quarter. The withdrawal base change equals $10,000.

Fee adjustment as follows:

= 10,000 * 0.0140 * (20/365)

= 140 * (20/365)

= $7.67

Total fee assessed on first rider quarterversary (assuming no further rider fee adjustments):

= 7,67 + 349.04

= $356.71

RGMB 42 0511 (IS)(NY)	(A-1)	(Income-Single)

Example 3: Calculation for second quarter rider fee at beginning of second rider quarter, assuming withdrawal base of $110,000.

= 110,000 0.0140 * (91/365)

= 1,540 * (91/365)

= $383.95

Example 4: Calculation for second quarter fee from Example 3 above, plus adjustment for partial withdrawal of $10,000 taken with 40 days remaining in the second rider quarter. Assumes withdrawal percentage of 5%, policy value of $97,000 prior to the transaction and pre-transaction withdrawal base of $110,000. Change in withdrawal base calculated as follows:

Rider Withdrawal Amount (RWA) = Withdrawal Base * Withdrawal Percentage = 110,000 * .05 = $5,500

Excess Withdrawal = Difference between assumed withdrawal amount and RWA = 10,000 - 5,500 = $4,500

Withdrawal Base Adjustment Max = (Excess Withdrawal, Excess Withdrawal * Withdrawal Base prior to withdrawal / Policy Value after RWA has been withdrawn but before excess withdrawal) = Max [4,500, 4,500 * 110,000 / (97,000-5,500) = Max (4,500, 5,409.84) = $5,409.84

Fee adjustment as follows:

= -5,409.84 * 0.0140 * (40/365)

= -75.74 * (40/365)

=$-8.30

Total fee assessed on second rider quarterversary (assuming no further rider fee adjustments):

= 383.95 - 8.30

= $375.65

The new Withdrawal Base = $110,000 - $5,409.84 = $104,590.16

Example 5: Calculation for third quarter fee assuming election to change from designated allocation model A to designated allocation model B with 40 days remaining in the rider quarter. The assumed rider year is not a leap year. Assumed withdrawal base of $104,590.16 and policy value of $95,000 transferred to the following investment allocations:

Designated Allocation Model	Fee	Fund Transfer
A	1.40%	$-95,000
B	1.00%	$95,000
C	0.45%	$0.00

Rider fee calculation at beginning of rider quarter:

=104,590.16 * 0.0140 * (91/365)

= 1,464.26 * (91/365)

= $365.06

Fee adjustment as follows:

=104,590.16 * (0.010 - 0.0140) * (40/365)

= 104,590.16 * (-0.004) * (40/365)

= -418.36 * (40/365)

= $-45.85

Total fee assessed on third rider quarterversary (assuming no further rider fee adjustments):

= 365.06 - 45.85

= $319.21

RGMB 42 0511 (IS)(NY)	(A-2)	(Income-Single)

Home Office located at:
440 Mamaroneck Avenue, Harrison, New York 10528
Adm. Office located at:
4333 Edgewood Road N.E. Cedar Rapids, Iowa 52499
A Stock Company (Hereafter called the Company, we, our or us)	(319) 355-8511

RETIREMENT INCOME CHOICE® 1.5 RIDER

This rider is issued as a part of the policy (contract) to which it is attached.

All provisions of the policy that do not conflict with this rider apply to this rider. In the event of any conflict between the provisions of this rider and the provisions of the policy, the provisions of this rider shall prevail over the provisions of the policy.

Rider Data Specification

Policy Number:	12345
Rider Date:	03/01/2011
Growth Rate Percentage:	5.00%

Initial Rider Fee Percentages:
Designated Allocation Model A:	1.40%
Designated Allocation Model B:	1.00%
Designated Allocation Model C:	0.45%

Annuitant:	John Doe

Annuitant’s Issue Age/Sex:	65 / Male
Annuitant’s Spouse:	Jane Doe
Annuitant’s Spouse’s Issue Age/Sex:	65 / Female

ARTICLE I

You may cancel this rider on or before midnight of the thirtieth calendar day after you received it and no rider fees will be assessed.

This rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the policy equal to the Withdrawal Percentage shown in Article III applied to the withdrawal base. The withdrawal base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender value or other guaranteed benefits.

If you elect this rider, 100% of your policy value must be invested in one of the designated allocation models, designated for use with this rider.

You can generally transfer between the designated allocation models as permitted under your policy; however, you cannot allocate policy value to a subaccount outside of the designated allocation models while this rider is in force. If the designated allocation model in which your policy value is allocated is no longer available, you will be required to reallocate 100% of your policy value from that allocation model to a different designated allocation model in order to keep the guarantees of this rider. Failure to reallocate to a different designated allocation model will result in termination of this rider, as described in Article IV. Also, if you wish to transfer any of your policy value to a subaccount option outside of the designated allocation models, you must terminate this rider prior to making the transfer.

The Company will automatically rebalance amounts among subaccounts within the designated allocation models to maintain the allocations of the policy value among the required subaccounts. Rebalancing will occur on a monthly basis. Failure to be enrolled in monthly asset rebalancing can result in termination of this rider. You will be given 30 days written notice and the opportunity to re-enroll in asset rebalancing before termination. The dollar cost averaging option is not available with this rider.

The annuitant’s spouse as of the rider date is hereafter referred to as the annuitant’s spouse. As it pertains to the benefits of this rider, the annuitant’s spouse cannot be changed. The annuitant’s spouse must be the sole primary beneficiary and/or a joint owner. The only living owners allowed on the policy to which this rider is attached are the annuitant and the annuitant’s spouse.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in your policy.

RGMB 42 0511 (IJ)(NY)	(1)	(Income-Joint)

ARTICLE I CONTINUED

Designated Allocation Models

Asset allocation models authorized for use with this rider and identified by us as designated allocation models.

Excess Withdrawal

The excess of a gross partial withdrawal over the rider withdrawal amount remaining prior to the withdrawal, if any.

Gross Partial Withdrawal

The amount that will be deducted from your policy value as a result of each partial withdrawal.

Rider Anniversary

The anniversary of the rider date.

Rider Fee

The fee charged for the benefits under this rider. The fee will be charged on each rider quarterversary by the Company.

Rider Monthiversary

The same calendar day of the month as the rider date, or the next business day if our Administrative Office or the New York Stock Exchange is closed. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Quarter

Each three-month period beginning on the rider date.

Rider Quarterversary

The same calendar day of each rider quarter as the rider day, or the next business day if our Administrative Office or the New York Stock Exchange is closed. If a certain date does not exist in a given month, the first day of the following month will be used.

Rider Withdrawal Amount

The maximum amount that can be withdrawn from the policy each rider year without causing an excess withdrawal under the terms of this rider and thus reducing the withdrawal base. This amount will change if the withdrawal base changes.

Rider Year

Each twelve-month period following the rider date.

Withdrawal Base

The amount used to calculate the rider withdrawal amount and the rider fee. This amount has no cash value and cannot be taken as a lump sum.

ARTICLE II

RIDER FEES

The rider fee is deducted on the rider quarterversary. The fee is calculated at issue and at the beginning of each rider quarter for the upcoming quarter. Fees will be deducted automatically from each subaccount on a pro rata basis on each rider quarterversary. The annual fee percentages for each designated allocation model are shown on page 1, in the Rider Data Specification section. The rider fee percentage will not change during the first rider year, and will only change thereafter due to an automatic step-up. You will be notified of any increase in the rider fee percentage. A portion of this fee will also be deducted when the rider is terminated based on the number of days that have elapsed since the previous rider quarterversary.

The fee will be adjusted for new deposits, transfers among designated allocation models and excess withdrawals made during the rider quarter.

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3).

1)	Withdrawal base:

2)	Designated allocation model rider fee percentage (based upon the designated allocation model chosen at the time of the quarterly fee calculation):

3)	Number of days remaining in the rider quarter divided by the number of days within the applicable rider year.

Please see the Appendix attached to this rider which illustrates how the rider fee is calculated.

RGMB 42 0511 (IJ)(NY)	(2)	(Income-Joint)

ARTICLE III

GUARANTEED LIFETIME WITHDRAWAL BENEFIT

Under this rider, we guarantee that you can receive up to the rider withdrawal amount each rider year, regardless of the policy value, (first as withdrawals from your policy value and, if necessary, as payments from us) until the annuitant’s or the annuitant’s spouses death, whichever is later.

The withdrawal percentage is determined by the attained age (age at last birthday) of the younger of the living spouses at the time of the first withdrawal of any amount from the policy value taken on or after the rider anniversary following the younger of the living spouse’s 59th birthday. Once the withdrawal percentage is established, it may only be changed by an automatic step-up. Upon automatic step-up, the withdrawal percentage will be reset based on the attained age of the younger of the living spouses at the time of the automatic step-up. The withdrawal percentages are shown in the table below.

Attained Age	Withdrawal Percentage

59 - 64	3.5%
65 - 74	4.5%
75 +	5.5%

If the younger of the annuitant and the annuitant’s spouse is not yet 59 on the rider date, the withdrawal percentage will be zero until the rider anniversary following the younger of the living spouse’s 59th birthday. Withdrawals prior to age 59 1/2 may be subject to the 10% penalty tax.

Withdrawals will reduce the policy value of the policy to which this rider is attached. If the policy value equals zero, you cannot make subsequent premium payments and all other policy features, benefits and guarantees are no longer available. Also, if the policy value equals zero, you will need to request payments by selecting the amount and frequency in accordance with the policy provisions to which this rider attaches, equal to the rider withdrawal amount. Once the payment amount and frequency are established, they cannot be changed and no additional withdrawals will be allowed.

We guarantee that you may withdraw up to the rider withdrawal amount each year regardless of the policy value until the annuitant’s death.

Example

Assume the younger of the annuitant and the annuitant’s spouse is 59 and withdrawals begin and your Withdrawal Base is $100,000. Assuming a withdrawal percentage of 3.5%, you could withdraw up to $3,500 each rider year until the annuitant’s or the annuitant’s spouse’s death, which ever is later (assuming that you do not withdraw more than $3,500 in any one rider year).

Any amount you withdraw in excess of the rider withdrawal amount may impact the withdrawal base on a greater than dollar-for-dollar basis.

The Guaranteed Lifetime Withdrawal Benefit can only be taken as a withdrawal benefit and it does not increase the policy value.

ISSUE AGE AND SURVIVAL

The benefits under this rider depend on the annuitant or annuitant’s spouse being alive at the time of withdrawal and the amount of the benefit depends on the attained age of the annuitant and annuitant’s spouse. Proof of survival and the date of birth may be required by the Company.

If the younger of the spouses’ ages has been misstated, this rider’s fees and benefits will be adjusted to the amounts which would have been calculated for the correct age. However, if this rider would not have been issued had the age not been misstated, the rider is treated as if it never existed, and any fees charged for this rider would be returned. If withdrawals under the provisions of the rider have already commenced and the misstatement caused the rider withdrawal amount to be overstated, any withdrawal in excess of the correct rider withdrawal amount will be considered an excess withdrawal and will impact the withdrawal base and rider withdrawal amount. If overpayments occurred when the sum of the accumulated values in all the subaccounts was zero, the amount of that overpayment will be deducted from one or more future payments until this amount is paid in full.

RGMB 42 0511 (IJ)(NY)	(3)	(Income-Joint)

ARTICLE III CONTINUED

RIDER WITHDRAWAL AMOUNT

The rider withdrawal amount will be equal to the greater of 1) and 2), where:

1)	is the withdrawal percentage multiplied by the withdrawal base;

2)

is an amount equal to the minimum required distribution amount, if any. Prior to the 1st rider anniversary, this amount is based on the policy value on the rider date. After this time, the minimum required distribution is calculated based on the rules established by the IRS. The minimum required distribution may only be used if all of the following are true:

A)	the policy to which this rider is attached is a tax-qualified policy for which IRS minimum required distributions are required,

B)	the minimum required distributions do not start prior to the annuitant’s attained age 70 1/2,

C)	the minimum required distributions are based on either the Uniform Lifetime table or the Joint Life and Last Survivor Expectancy table,

D)

the minimum required distributions are based on age of the living annuitant or the annuitant’s spouse if the annuitant is deceased. The minimum required distributions can not be based on the age of someone who is deceased,

E)	the minimum required distributions are based only on the policy to which this rider is attached, and

F)	the minimum required distributions are only for the current rider year. Amounts carried over from past rider years are not considered.

If any of the above are not true, then 2) is equal to zero and it is not available as a rider withdrawal amount.

If you withdraw less than the rider withdrawal amount in a rider year, the unused portion cannot be carried over to the next rider year.

WITHDRAWAL BASE

The withdrawal base is used to calculate the rider withdrawal amount. On the rider date, the initial withdrawal base is equal to the policy value (less any premium enhancements if the rider is added in the first policy year). During any rider year, the withdrawal base is increased by subsequent premium payments (not including premium enhancements, if any), and is reduced for excess withdrawals.

On each rider anniversary, the withdrawal base will be set to the greatest of:

1)	The current withdrawal base;

2)	The policy value on the rider anniversary;

3)	The highest policy value on a rider monthiversary for the current rider year; or

4)	The current withdrawal base immediately prior to rider anniversary processing increased by the growth rate percentage.

Item 3) above will be zero if there have been any excess withdrawals in the current rider year. Item 4) above will be zero after the l0th rider anniversary or if there have been any withdrawals in the current rider year.

AUTOMATIC STEP-UP FEATURE

The rider receives an automatic step-up on the rider anniversary if the withdrawal base is set equal to the policy value or the highest policy value on a rider monthiversary. This feature does not require the termination of the existing rider. This rider will continue with the same rider date and features. The rider fee may change and the withdrawal percentage may increase due to an automatic step-up. Beginning with the first rider anniversary, the rider fee percentage may be increased if there is an automatic step-up, but will not increase more than 0.75% from the initial rider fee percentages shown on page 1.

You have the right to reject an automatic step-up within 30 days following a rider anniversary, if the rider fee percentage increases. If you reject an automatic step-up, you must notify us in a manner which is acceptable to us, however you are eligible for future automatic step-ups. Changes as a result of the automatic step-up feature will be reversed. Any increase in the rider fee or withdrawal percentages will also be reversed.

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ARTICLE III CONTINUED

WITHDRAWAL BASE ADJUSTMENTS

Gross partial withdrawals, taken in a rider year, less than or equal to the rider withdrawal amount will not reduce the withdrawal base. Excess withdrawals will reduce the withdrawal base by the withdrawal base adjustment. The withdrawal base adjustment is the greater of 1) and 2). where:

1)	is the excess withdrawal amount; and

2)	is the result of (A multiplied by B), divided by C, where:

A)	is the excess withdrawal;

B)	is the withdrawal base prior to the excess withdrawal amount; and

C)	is the policy value after the rider withdrawal amount has been withdrawn, but prior to the withdrawal of the excess withdrawal amount.

ARTICLE IV

CONTINUATION

In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is not the annuitant dies and the surviving spouse is the sole beneficiary, the rider continues. In the case of spousal joint owners where one spouse is the annuitant, if the spouse who is the annuitant dies and the surviving spouse is the sole beneficiary, the rider continues if the policy to which this rider is attached is continued until the death of the surviving spouse.

ANNUITIZATION

On the maximum annuity commencement date, as described in your policy, you will have the option to receive lifetime income payments that are no less than your rider withdrawal amount each year.

TERMINATION

This rider will terminate upon the earliest of:

1)	the date the policy to which this rider is attached terminates;

2)	the later of the annuitant’s or annuitants spouse’s death;

3)	the date you elect to receive annuity payments under your policy;

4)	the date you notify us in writing of your intention to terminate this rider (this date must be within 30 days after the fifth rider anniversary and every fifth rider anniversary thereafter); and

5)	the date any of your policy value is not invested in one of the designated allocation models.

Termination of the rider will result in the loss of all benefits provided by the rider.

Signed for us at our home office.

SECRETARY	PRESIDENT

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APPENDIX

The quarterly fee is calculated as follows:

Multiply (1) by (2) by (3) where:

1)	Withdrawal Base

2)	Designated allocation model rider fee percentage (based upon the designated allocation model chosen at the time of the quarterly fee calculation)

3)	Number of days in the rider quarter divided by the number of days within the applicable rider year

The fee adjustment for additional premium payments and excess withdrawals is calculated as follows:

Multiply (1) by (2) by (3) where:

1)	Withdrawal base change (i.e. withdrawal base after the transaction minus the withdrawal base before the transaction)

2)	Designated allocation model rider fee percentage (based upon the designated allocation model chosen at the time of the transaction)

3)	Number of days remaining in the rider quarter divided by the number of days within the applicable rider year

The fee adjustment for a change between Designated Allocation Models is calculated as follows:

Multiply (1) by (2) by (3) where:

1)	Withdrawal base

2)	Designated allocation model fee percentage after the change minus designated allocation model fee percentage prior to the change

3)	Number of days remaining in the rider quarter divided by the number of days within the applicable rider year

The following progressive examples assume an annualized rider fee percentage of 1.40%. The assumed rider year is not a leap year.

Example 1: Calculation at rider issue for first quarter rider fee assuming an initial withdrawal base of $100,000.

= 100,000 * 0.0140 * (91/365)

= 1,400 * (91/365)

= $349.04

Example 2: Calculation for first quarter fee assuming initial withdrawal base from Example 1 above, plus adjustment for additional premium payment of $10,000 made with 20 days remaining in the first rider quarter. The withdrawal base change equals $10,000.

Fee adjustment as follows:

= 10,000 * 0.0140 * (20/365)

= 140 * (20/365)

= $7.67

Total fee assessed on first rider quarterversary (assuming no further rider fee adjustments):

= 7.67 + 349.04

= $356.71

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Example 3: Calculation for second quarter rider fee at beginning of second rider quarter, assuming withdrawal base of $110,000.

= 110,000*0.0140 * (91/365)

= 1,540 * (91/365)

= $383.95

Example 4: Calculation for second quarter fee from Example 3 above, plus adjustment for partial withdrawal of $10,000 taken with 40 days remaining in the second rider quarter. Assumes withdrawal percentage of 5%, policy value of $97,000 prior to the transaction and pre-transaction withdrawal base of $110,000. Change in withdrawal base calculated as follows:

Rider Withdrawal Amount (RWA) = Withdrawal Base * Withdrawal Percentage = 110,000 * .05 = $5,500

Excess Withdrawal = Difference between assumed withdrawal amount and RWA = 10,000 - 5,500 = $4,500

Withdrawal Base Adjustment = Max (Excess Withdrawal, Excess Withdrawal * Withdrawal Base prior to withdrawal / Policy Value after RWA has been withdrawn but before excess withdrawal) = Max [4,500, 4,500 * 110,000 / (97,000-5,500)] = Max (4,500, 5,409.84) = $5,409.84

Fee adjustment as follows:

= -5,409.84 * 0.0140 * (40/365)

= -75.74 * (40/365)

=$-8.30

Total fee assessed on second rider quarterversary (assuming no further rider fee adjustments):

= 383.95 - 8.30

= $375.65

The new Withdrawal Base = $110,000 - $5,409.84 = $104,590.16

Example 5: Calculation for third quarter fee assuming election to change from designated allocation model A to designated allocation model B with 40 days remaining in the rider quarter. The assumed rider year is not a leap year. Assumed withdrawal base of $104,590.16 and policy value of $95,000 transferred to the following investment allocations:

Designated Allocation Model	Fee	Fund Transfer
A	1.40%	$-95,000
B	1.00%	$95,000
C	0.45%	$0.00

Rider fee calculation at beginning of rider quarter:

= 104,590.16 * 0.0140 * (91/365)

= 1,464.26 * (91/365)

= $365.06

Fee adjustment as follows:

=104,590.16 * (0.010 - 0.0140) * (40/365)

= 104,590.16 * (-0.004) * (40/365)

= -418.36 * (40/365)

= $-45.85

Total fee assessed on third rider quarterversary (assuming no further rider fee adjustments):

= 365.06 - 45.85

= $319.21

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